Exhibit 10.41
Execution Version

SECURITY AGREEMENT
This SECURITY AGREEMENT, dated as of March 22, 2019 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), made by and between Curis Royalty LLC, a Delaware limited liability company (the “Grantor”), in favor of Lind SA LLC, a Delaware limited liability company (the “Secured Party”), as collateral agent on behalf of and for the benefit of each of TPC Investments I LP, a Delaware limited partnership, and TPC Investments II LP, a Delaware limited partnership (collectively, “Purchasers”).
WHEREAS, on the date hereof, the Grantor has sold, transferred, assigned and conveyed to Purchasers, and Purchasers have purchased, acquired and accepted from the Grantor, all of the Grantor’s right, title and interest in and to the Purchased Receivables, for the consideration and on the terms and subject to the conditions set forth in that certain Royalty Interest Purchase Agreement of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Royalty Interest Purchase Agreement”) made by and among the Grantor, Curis, Inc., a Delaware corporation and parent of the Grantor (the “Parent”), the Secured Party and Purchasers (such sale and purchase, the “Transaction”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Royalty Interest Purchase Agreement;
WHEREAS, pursuant to the Royalty Interest Purchase Agreement, Purchasers have appointed the Secured Party to serve as their collateral agent with respect to the Collateral; and
WHEREAS, this Agreement is given by the Grantor in favor of the Secured Party, as collateral agent on behalf of and for the benefit of Purchasers, to protect the interests of Purchasers under the Royalty Interest Purchase Agreement, by securing the Secured Obligations; and
WHEREAS, it is a condition to the obligations of Purchasers to pay the Initial Purchase Price under the Royalty Interest Purchase Agreement that the Grantor execute and deliver this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Definitions.
(a)    Unless otherwise specified herein, all references to Sections and Schedules herein are to Sections and Schedules of this Agreement.
(b)    Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.
(c)    For purposes of this Agreement, the following terms shall have the following meanings:
“Account” means an “account” as defined in Article 9 of the UCC.
“Chattel Paper” means “chattel paper” as defined in Article 9 of the UCC, including “electronic chattel paper” or “tangible chattel paper”, as each such term is defined in Article 9 of the UCC.

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“Commercial Tort Claims” means all “commercial tort claims” as defined in Article 9 of the UCC.
“Collateral” has the meaning set forth in Section 2.
“Default” means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.
“Deposit Accounts” means all “deposit accounts” as defined in Article 9 of the UCC.
“Documents” means all “documents” as defined in Article 9 of the UCC.
“Equipment” means all “equipment” as such term is defined in Article 9 of the UCC.
“Event of Default” has the meaning set forth in Section 9.
“First Priority” means, with respect to any lien and security interest purported to be created in any Collateral pursuant to this Agreement, such lien and security interest is the most senior lien to which such Collateral is subject (subject only to liens permitted under the Royalty Interest Purchase Agreement).
“Fixtures” means all “fixtures” as defined in Article 9 of the UCC.
“General Intangibles” means all “general intangibles” as such term is defined in Article 9 of the UCC.
“Goods” (a) means all “goods” as defined in Article 9 of the UCC and (b) includes all Inventory and Equipment (in each case, regardless of whether characterized as goods under the UCC).
“Instruments” means all “instruments” as defined in Article 9 of the UCC.
“Intellectual Property” has the meaning set forth in the Royalty Interest Purchase Agreement.
“Intellectual Property Licenses” means any copyright licenses, patent licenses, trademark licenses and trade secret licenses.
“Inventory” means all “inventory” as defined in Article 9 of the UCC.
“Investment Property” means (a) all “investment property” as such term is defined in Article 9 of the UCC and (b) whether or not constituting “investment property” as so defined, all Equity Interests and other Securities.
“Letter of Credit” means “letter of credit” as defined in Article 9 of the UCC.
“Letter of Credit Right” means “letter-of-credit right” as defined in Article 9 of the UCC.
“Money” means “money” as defined in the UCC.
“Pledged Royalty Rights” means (a) all of the Grantor’s right, title and interest in and to the Royalty Amounts, including all amounts credited or transferred to the Royalty Account, (b) all of the Grantor’s right, title and interest in, to and under the Purchase Agreement and (c) all Proceeds in respect of any of the foregoing.

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“Proceeds” means “proceeds” as such term is defined in section 9-102 of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Collateral, collections thereon or distributions with respect thereto.
“Secured Obligations” has the meaning set forth in Section 3.
“Securities Account” means all “securities accounts” as defined in Article 8 of the UCC.
“Security” means “security” as defined in Article 8 of the UCC.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code as in effect from time to time in such state.
2.    Grant of Security Interest. The Grantor hereby pledges and grants to the Secured Party, and hereby creates a continuing First Priority lien and security interest in favor of the Secured Party in and to all of its right, title and interest in and to all of the assets and all real, intangible and personal property of the Grantor, including all of the Grantor’s right, title and interest in and to the Pledged Royalty Rights and the following other property, in each case, wherever located and whether now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest (such assets and property referred to herein as the “Collateral”):
(a)    all Accounts;
(b)    all Chattel Paper;
(c)    all Commercial Tort Claims listed or described from time to time on Schedule 1;
(d)    all Deposit Accounts;
(e)    all Documents;
(f)    all Equipment;
(g)    all Fixtures;
(h)    all General Intangibles;
(i)    all Goods;
(j)    all Instruments;
(k)    all Intellectual Property and Intellectual Property Licenses;
(l)    all Inventory;
(m)    all Investment Property, including all Equity Interests and Securities;
(n)    all Letters of Credit and Letter of Credit Rights;

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(o)    all Money;
(p)    all Securities Accounts;
(q)    all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time pertain to or evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;
(r)    all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing; and
(s)    to the extent not otherwise included, all other personal property, whether tangible or intangible, of the Grantor and all Proceeds, products, accessions, rents, issues and profits of any and all of the foregoing and all collateral security, supporting obligations and guarantees given by any Person with respect to any of the foregoing.
3.    Secured Obligations. The Collateral secures the due and prompt payment and performance of all of the following (collectively, the “Secured Obligations”): the obligations of the Grantor from time to time arising under the Royalty Interest Purchase Agreement, this Agreement or otherwise with respect to the due and prompt payment of (i) an amount equal to the Put/Call Price and (ii) all fees, costs, attorneys' fees and disbursements, reimbursement obligations, expenses and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Grantor under or in respect of the Royalty Interest Purchase Agreement and this Agreement.
4.    Perfection of Security Interest and Further Assurances.
(a)    The Grantor shall, from time to time, as may be required by the Secured Party with respect to all Collateral, immediately take all actions as may be requested by the Secured Party to perfect the security interest of the Secured Party in the Collateral, including, without limitation, with respect to all Collateral over which control may be obtained within the meaning of sections 8-106, 9-104, 9-105, 9-106 and 9-107 of the UCC, section 201 of the federal Electronic Signatures in Global and National Commerce Act and, as the case may be, section 16 of the Uniform Electronic Transactions Act, as applicable, the Grantor shall immediately take all actions as may be requested from time to time by the Secured Party so that control of such Collateral is obtained and at all times held by the Secured Party. All of the foregoing shall be at the sole cost and expense of the Grantor. The Grantor shall ensure that the Royalty Account and any successor thereto is at all times subject to the Royalty Account Control Agreement and that any other Deposit Accounts of the Grantor are at all times subject to a Deposit Account Control Agreement.
(b)    The Grantor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including any financing or continuation statements or other documents for the purpose

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of perfecting, confirming, continuing, enforcing or protecting the security interest granted by the Grantor hereunder, without the signature of the Grantor where permitted by law, including the filing of a financing statement describing the Collateral as all assets now owned or hereafter acquired by the Grantor, or words of similar effect. The Grantor agrees to provide all information required by the Secured Party pursuant to this Section promptly to the Secured Party upon request.
(c)    The Grantor hereby further authorizes the Secured Party to file with the United States Patent and Trademark Office and the United States Copyright Office (and any successor office and any similar office in any state of the United States or in any other country) this Agreement and other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by the Grantor hereunder, without the signature of the Grantor where permitted by law.
(d)    If the Grantor shall at any time hold or acquire any certificated securities, promissory notes, tangible chattel paper, negotiable documents or warehouse receipts relating to the Collateral, the Grantor shall immediately endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify.
(e)    If the Grantor shall at any time hold or acquire a Commercial Tort Claim, the Grantor shall (i) immediately notify the Secured Party in a writing signed by the Grantor of the particulars thereof and grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Secured Party and (ii) deliver to the Secured Party an updated Schedule 1.
(f)    If any Collateral is at any time in the possession of a bailee, the Grantor shall promptly notify the Secured Party thereof and, at the Secured Party's request and option, shall promptly obtain an acknowledgment from the bailee, in form and substance satisfactory to the Secured Party, that the bailee holds such Collateral for the benefit of the Secured Party and the bailee agrees to comply, without further consent of the Grantor, at any time with instructions of the Secured Party as to such Collateral.
(g)    The Grantor agrees that at any time and from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that the Secured Party may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.
5.    Representations and Warranties. The Grantor represents and warrants as follows:
(a)    The Grantor is the record and beneficial owner of, and has good and marketable title to, the Collateral.
(b)    Upon the filing of a Uniform Commercial Code financing statement in the office of the Secretary of State of the State of Delaware, the Lien granted pursuant to this Agreement will constitute a valid, perfected first priority Lien on and security interest in the Collateral, enforceable as such against all creditors of the Grantor and any Persons purporting to purchase any Collateral from the Grantor, other than with respect to any Deposit Accounts.

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Each of the Liens on the Royalty Account and any other Deposit Accounts of the Grantor granted pursuant to this Agreement and the Control Agreements constitutes a valid, perfected first priority Lien on and security interest in the Royalty Account and all other Deposit Accounts of the Grantor, enforceable as such against all creditors of the Grantor and any Persons purporting to purchase any Collateral from the Grantor.
(c)    (i) the Grantor holds the Collateral free and clear of all Liens of every kind and nature, except for the security interest granted to the Secured Party hereunder, (ii) the Collateral is subject to no options to purchase or any similar rights of any Person, (iii) the Grantor will neither make nor permit to be made any assignment, pledge, hypothecation or loan, transfer of, or create any security interest in, the Collateral, except for the security interest granted to the Secured Party hereunder, and (iv) the Grantor agrees to deliver promptly or cause to be delivered to the Secured Party any and all certificates or instruments at any time representing any of the Collateral, together with any necessary endorsement and/or instruments of transfer satisfactory to the Secured Party, and such other instruments and documents as the Secured Party may request that are necessary to perfect the Secured Party’s security interest.
6.    Voting, Distributions and Receivables.
(a)    The Secured Party agrees that unless an Event of Default shall have occurred and be continuing, the Grantor may, to the extent the Grantor has such right as a holder of the Collateral consisting of Securities, other Equity Interests or Indebtedness owed by any obligor, vote and give consents, ratifications and waivers with respect thereto, except to the extent that, in the Secured Party’s reasonable judgment, any such vote, consent, ratification or waiver could detract from the value thereof as Collateral or which could be inconsistent with or result in any violation of any provision of the Royalty Interest Purchase Agreement or this Agreement, and from time to time, upon request from the Grantor, the Secured Party shall deliver to the Grantor suitable proxies so that the Grantor may cast such votes, consents, ratifications and waivers.
(b)    The Secured Party agrees that the Grantor may, unless an Event of Default shall have occurred and be continuing, receive and retain all dividends and other distributions with respect to the Collateral consisting of Securities, other Equity Interests or Indebtedness owed by any obligor.
(c)    The Secured Party may, or at the request and option of the Secured Party the Grantor shall, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Secured Party in any Account, Chattel Paper, General Intangible, Instrument or other Collateral and that payment thereof is to be made directly to the Secured Party.
7.    Covenants. The Grantor covenants as follows:
(a)    The Grantor will not, directly or indirectly, sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, or amend or modify, any Collateral; provided, that the foregoing shall not prohibit the Grantor from (i) making payments to the Secured Party or Purchasers pursuant to this Agreement and the other Transaction Documents, (ii) making Restricted Payments expressly permitted under Section 6.10 of the Royalty Interest Purchase Agreement, or (iii) any other assignment, transfer or disposal required or expressly permitted by this Agreement or the Royalty Interest Purchase Agreement. Grantor shall defend the right, title and interest of the Secured Party in and to the Collateral against the claims and demands of all Persons whomsoever.

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(b)    The Grantor will promptly notify the Secured Party of any Commercial Tort Claim acquired by it and unless otherwise consented by the Secured Party, the Grantor shall enter into a supplement to this Agreement, updating Schedule 1 to describe such Commercial Tort Claim in a manner satisfactory to the Secured Party.
8.    Secured Party Appointed Attorney-in-Fact, etc.
(a)    The Grantor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Grantor hereby gives the Secured Party the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to do any or all of the following:
(i)    in the name of the Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any and all such moneys due with respect to any Collateral whenever payable;
(ii)    pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;
(iii)    execute, in connection with any sale provided for in Section 11 of this Agreement, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
(iv)    (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Secured Party or as the Secured Party shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against the Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Secured Party may deem appropriate; and (G) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and do, at the Secured Party’s option and the Grantor’s expense, at any time, or from time to time, all acts and things which

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the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Secured Party’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.
Anything in this Section 8(a) to the contrary notwithstanding, the Secured Party agrees that it will not exercise any rights under the power of attorney provided for in this Section 8(a) unless an Event of Default shall have occurred and be continuing.
(b)    If the Grantor fails to perform or comply with any of its agreements contained herein, the Secured Party, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
(c)    The expenses of the Secured Party incurred in connection with actions undertaken as provided in this Section 8 shall be payable by the Grantor to the Secured Party on demand.
(d)    Pursuant to any applicable law, the Grantor authorizes the Secured Party to file or record financing statements with respect to the Collateral without the signature of the Grantor in such form and in such offices as the Secured Party determines appropriate to perfect the security interests of the Secured Party under this Agreement. The Grantor hereby ratifies and authorizes the filing by the Secured Party of any financing statement with respect to the Collateral made prior to the date hereof.
(e)    The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
9.    Events of Default. The occurrence and continuance of any of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary, or within or without the control of the Grantor, or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:
(a)    Any Royalty Amounts required to be remitted to the Royalty Account by the Grantor or the Parent shall not be paid or remitted in accordance with the terms of the Royalty Interest Purchase Agreement.
(b)    Any Transaction Document Representation and Warranty shall at any time prove to have been incorrect or misleading in any material respect when made.
(c)    Any Receivables Party shall default in the performance or observance of its respective obligations under:
(i)    any term, covenant, condition or agreement contained in Section 6.01(a)(i) (insofar as such section requires the preservation of the limited liability company existence of the Grantor), Section 6.01(a)(iv), Section 6.01(a)(v), Section 6.01(b), Section 6.02, Section 6.04(c), Sections 6.05 through 6.15,

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Sections 6.17 through 6.24 and Section 6.26 of the Royalty Interest Purchase Agreement; or
(ii)    any term, covenant, condition or agreement contained in the Royalty Interest Purchase Agreement (other than a term, covenant, condition or agreement a default in the performance or observance of which is elsewhere in this Section 9 specifically dealt with) or any other Transaction Document and, if capable of being remedied, such default shall continue unremedied for a period of ten (10) days after the Secured Party obtains Knowledge of any such default.
(d)    The Parent shall default in the performance or observance of (i) Section 8.14(c) of the Royalty Interest Purchase Agreement, which breach or default is not cured within thirty (30) days after written demand thereof by the Secured Party or (ii) Section 8.14(d) of the Royalty Interest Purchase Agreement.
(e)    The occurrence of any failure by Genentech to pay any material amount, or other material default by Genentech under, the License Agreement, or any material delay, elimination or material diminution of the amounts paid or payable by Genentech under Sections 8.5, 9.3, 9.4 or 14.1(b) of the License Agreement with respect to Royalty Amounts, in each case, only if and to the extent caused by or resulting from an actual breach or default by the Parent of any of its obligations under the License Agreement.
(f)    This Agreement shall for any reason fail to create a valid and perfected first priority security interest in any of the Collateral or any Receivables Party (or any of its Affiliates) asserts, or institutes any proceedings seeking to establish, that any provision of the Transaction Documents, or all or any portion of the Lien on the Collateral granted pursuant to this Agreement, is invalid, not binding or unenforceable.
(g)    The occurrence of a material breach or default by the Parent under the Purchase Agreement, in each case, which breach or default is not cured within thirty (30) days after written demand thereof by the Secured Party.
(h)    Any Receivables Party shall (i) commence a voluntary case under the Federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for, or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of itself or of a substantial part of its assets, domestic or foreign, (v) admit in writing its inability to pay, or generally not be paying, its debts (other than those that are the subject of bona fide disputes) as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate or limited liability company action, as applicable, for the purpose of effecting any of the foregoing.
(i)    (i) A case or other proceeding shall be commenced against any Receivables Party seeking (A) relief under the Federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, or (B) the appointment of a

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trustee, receiver, custodian, liquidator or the like of such Receivables Party, or of all or any substantial part of its assets, domestic or foreign, and such case or proceeding shall continue undismissed and unstayed for a period of sixty (60) days, or (ii) an order granting the relief requested in such case or proceeding against any Receivables Party (including an order for relief under such Federal bankruptcy laws) shall be entered.
(j)    The occurrence of (i) any materially adverse effect on the binding nature, validity or enforceability of any Transaction Document as an obligation of any Receivables Party that is a party thereto, (ii) any materially adverse effect on the binding nature, validity or enforceability of the License Agreement as an obligation of the Parent, (iii) any materially adverse effect on the binding nature, validity or enforceability of the Purchase Agreement as an obligation of the Parent, or (iv) any material adverse change in any of the rights or remedies of the Grantor against the Parent under the Purchase Agreement.
(k)    Any Person shall be appointed as an Independent Director of the Grantor (other than the Independent Director as of the date hereof) without (i) at least ten (10) days’ prior written notice to the Secured Party and Purchasers of (A) in the case of removal of the Independent Director, the removal of such Independent Director and (B) the proposed appointment of the Independent Director or a successor Independent Director, as applicable, which shall include a certification by the Grantor that such Person has satisfied the criteria set forth in the definition of “Independent Director” in the LLC Agreement, in accordance with Section 6.05 of the Royalty Interest Purchase Agreement, and (ii) the written acknowledgement by the Secured Party and Purchasers that such Person satisfies, in the reasonable judgment of the Secured Party and Purchasers, the criteria set forth in the definition of “Independent Director” in the LLC Agreement (which acknowledgement shall not be unreasonably withheld or delayed).
(l)    The Parent shall at any time cease to own, of record and beneficially, 100% of the Equity Interests in the Grantor.
For the avoidance of doubt, the Grantor and Secured Party confirm that, subject to Section 6.14 and Section 6.24(c) of the Royalty Interest Purchase Agreement, the failure to pay or other default by Genentech under the License Agreement, or any delay, elimination or diminution of the amounts paid or payable by Genentech under Sections 8.5, 9.3, 9.4, or 14.1(b) of the License Agreement, in each case, for any reason other than a breach or default by the Grantor or the Parent of any of its obligations under the License Agreement, shall not constitute an Event of Default under this Agreement.
10.    Duty of the Secured Party. The Secured Party’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Secured Party deals with similar property for its own account. Neither the Secured Party nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Party hereunder are solely to protect the Secured Party’s interests in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be

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responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
11.    Remedies Upon Default.
(a)    During the continuance of any Event of Default, and in every such event, the Secured Party, upon notice to the Grantor, may declare, in whole or, from time to time, in part, the amount of the Secured Obligations and all other amounts payable or to be payable pursuant to the Secured Obligations to be, and the Secured Obligations and all such other amounts shall thereupon and to that extent become, due and payable; provided, however, that upon the occurrence of an Event of Default specified in Section 9(i) the amount of the Secured Obligations and all such other amounts shall be due and payable automatically and without any notice to the Grantor.
(b)    If an Event of Default shall occur and be continuing, the Secured Party may exercise, in addition to all other rights and remedies granted in this Agreement, at law or in equity, and in any other instrument or agreement securing, evidencing or relating to the Transaction, all rights and remedies of a secured creditor under the UCC, and, subject to any restrictions set forth below, may foreclose or otherwise realize upon the Collateral in such portions or in full as the Secured Party sees fit in its sole discretion. If an Event of Default shall occur and be continuing, without limiting the generality of the foregoing, the Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Person (which demands, presentments, protests, advertisements and notices, or other defenses, are hereby waived by the Grantor), may collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of the Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold. To the extent permitted by Applicable Law, the Grantor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by the Secured Party of any of its rights and remedies hereunder. If any notice of a proposed sale or other disposition of the Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the reasonable fees and disbursements of any attorneys employed by the Secured Party to collect such deficiency. Any proceeds of any sale or other disposition of the Collateral that remain after the full and final payment of all the Secured Obligations shall be returned to the Grantor.
(c)    The Secured Party shall have such rights and remedies as are set forth in this Agreement, all the rights, powers and privileges of a secured party under the UCC as in effect in the applicable jurisdictions, and all other rights and remedies available to the Secured Party, at law or in equity. Upon the occurrence and during the continuance of an Event of Default, the Secured Party shall have, to the extent permitted under Applicable Law, the right to the appointment of a receiver for the properties and assets of the Grantor, and the Grantor hereby consents to such rights and such appointment and hereby waives any objection the Grantor may

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have thereto or the right to have a bond or other security posted by the Secured Party in connection therewith.
(d)    Upon the occurrence and during the continuance of an Event of Default, the Secured Party may, on behalf of the Grantor, modify, terminate, waive or release, enforce and sue on the Purchase Agreement and, without releasing the Grantor from its obligations under the Purchase Agreement, perform any and all obligations of the Grantor under the Purchase Agreement and exercise any and all other rights of the Grantor therein contained as fully as the Grantor itself could, to the extent such actions are necessary or appropriate in order to accomplish or further effect the purposes of this Agreement or the Royalty Interest Purchase Agreement. Notwithstanding the foregoing, the Secured Party shall not be obligated to perform any obligation of the Grantor under the Purchase Agreement.
(e)    An exercise of any remedy set out in clauses (a) through (d) of this Section 11 by the Secured Party shall also be deemed to constitute an exercise by Purchasers of the Put Option, and, for the avoidance of doubt, upon such deemed exercise the Put/Call Price shall be immediately due and payable without any further action or notice by any party.
12.    [Reserved].
13.    Security Interest Absolute; Rights Cumulative; the Grantor Remains Liable; Further Assurances.
(a)    The Grantor hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. All rights of the Secured Party and liens and security interests hereunder, and all Secured Obligations of the Grantor hereunder, shall be absolute and unconditional irrespective of: (i) any illegality or lack of validity or enforceability of any Secured Obligation or any related agreement or instrument; (ii) any change in the time, place or manner of payment of, or in any other term of, the Secured Obligations, or any rescission, waiver, amendment or other modification of the Royalty Interest Purchase Agreement, this Agreement, any other Transaction Document or any other agreement, including any increase in the Secured Obligations resulting from any extension of additional credit or otherwise; (iii) any taking, exchange, substitution, release, impairment or non-perfection of any Collateral or any other collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for all or any of the Secured Obligations; (iv) any manner of sale, disposition or application of proceeds of any Collateral or any other collateral or other assets to all or part of the Secured Obligations; (v) any default, failure or delay, willful or otherwise, in the performance of the Secured Obligations; (vi) any defense, set off or counterclaim (other than a defense of payment in full of the Put/Call Price, of performance or in respect of any claims that have been asserted by the Grantor in writing prior to an Event of Default) that may at any time be available to, or be asserted by, the Grantor against the Secured Party; or (vii) any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Purchased Receivables or any other Secured Obligations or any existence of or reliance on any representation by the Secured Party that might vary the risk of the Grantor or otherwise operate as a defense available to, or a legal or equitable discharge of, the Grantor or any other grantor, guarantor or surety.
(b)    The Grantor agrees that the rights of the Secured Party under this Agreement, the Royalty Interest Purchase Agreement, and the other Transaction Documents or any other contract or agreement now or hereafter in existence among the Secured Party and the

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Grantor shall be cumulative, and that the Secured Party may from time to time exercise such rights and such remedies as the Secured Party may have thereunder and under the laws of the United States and any state, as applicable, in the manner and at the time that the Secured Party in its sole discretion desires. The Grantor further expressly agrees that the Secured Party shall not in any event be under any obligation to resort to any Collateral prior to exercising any other rights that the Secured Party may have against the Grantor or its property, or to resort to any other collateral for the Secured Obligations prior to the exercise of remedies hereunder nor shall the rights and remedies of the Secured Party be conditional or contingent on any attempt of the Secured Party to exercise any of its rights under any other documents executed in connection herewith or in connection with the Collateral against such party or against any other Person, including Genentech or the Parent. The Secured Party shall not by any act (except by a written instrument pursuant to Section 14), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default,
(c)    Notwithstanding anything herein to the contrary, (i) the Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be construed as a delegation of duties to the Secured Party and (ii) the exercise by the Secured Party of any of its rights hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.
(d)    This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Grantor for liquidation or reorganization, should the Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Grantor’s assets.
(e)    The Grantor agrees to make, execute, deliver or cause to be done, executed and delivered, from time to time, all such further acts, documents and things as the Secured Party may reasonably require for the purpose of perfecting or protecting its rights hereunder or otherwise giving effect to this Agreement, all promptly upon request therefor. The Grantor shall take or cause to be performed such acts and actions as shall be necessary or appropriate to assure that the security interests granted herein shall not become subordinate or junior to the security interests, liens or claims of any other Person.
14.    Amendments. None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by the Grantor therefrom shall be effective unless the same shall be in writing and signed by the Secured Party and the Grantor, and then such amendment, modification, supplement, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given.
15.    Addresses For Notices. All notices and other communications provided for in this Agreement shall be in writing and shall be given in the manner and become effective as set forth in the Royalty Interest Purchase Agreement, and addressed to the respective parties at their addresses as specified on the signature pages hereof or as to either party at such other address as shall be designated by such party in a written notice to each other party.
16.    Continuing Security Interest; Further Actions. This Agreement shall create a continuing First Priority lien and security interest in the Collateral and shall (a) subject to Section 17, remain in full force and effect until payment and performance in full of the Secured Obligations, (b) be binding upon the Grantor, its successors and assigns, and (c) inure to the benefit of the Secured Party and its respective successors, transferees and assigns; provided that the Grantor may not assign or otherwise transfer any of its rights or obligations under this

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Agreement without the prior written consent of the Secured Party. Without limiting the generality of the foregoing clause (c), any assignee of the Secured Party's interest in any agreement or document which includes all or any of the Secured Obligations shall, upon assignment in accordance with Section 8.06 of the Royalty Interest Purchase Agreement, become vested with all the benefits granted to the Secured Party herein with respect to such Secured Obligations.
17.    Termination; Release. On the earlier of (i) the termination of the Royalty Interest Purchase Agreement pursuant to Section 7.01 thereof and (ii) the date on which all Secured Obligations have been paid and performed in full, the Secured Party will, at the request and sole expense of the Grantor, (a) duly assign, transfer and deliver to or at the direction of the Grantor (without recourse and without any representation or warranty) such of the Collateral as may then remain in the possession of the Secured Party, together with any monies at the time held by the Secured Party hereunder, and (b) execute and deliver to the Grantor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement.
18.    Governing Law. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. The provisions of Section 8.08 of the Royalty Interest Purchase Agreement are incorporated herein, mutatis mutandis, as if a part hereof.
19.    Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement and the Royalty Interest Purchase Agreement constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.
[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CURIS ROYALTY LLC, as Grantor

By /s/ James E. Dentzer____________
Name: James E. Dentzer
Title: President
Address for Notices:
4 Maguire Road
Lexington, MA 02421
Attention: President
Telephone No.: (617) 503-6597
Facsimile No.: (617) 503-6501

LIND SA LLC, as Secured Party

By_/s/ Andrew Rubinstein_________
Name: Andrew Rubinstein
Title: Authorized Signatory
Address for Notices:
c/o Oberland Capital Management
1700 Broadway
37th Floor
New York, NY 10019
Attention: Andrew Rubinstein
Facsimile No.: (212) 257-5851

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SCHEDULE 1
COMMERCIAL TORT CLAIMS
None.

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